                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                             LINKSHARE CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK


Issue date: _______________, 2000

1.  General.  THIS CERTIFIES THAT, _________ (the "Holder") is entitled to
    -------
subscribe for and purchase up to ______ shares of fully paid and nonassessable common stock of LinkShare Corporation, a Delaware corporation (the "Company"), at a price of $1.00 per share (the "Exercise Price") subject to the provisions and upon the terms and conditions hereinafter set forth. This warrant (this "Warrant") is being issued to the Holder in connection with a promissory note issued by the Company to the Holder on February 7, 2000.

2.  Exercise Period.  This Warrant may be exercised by the Holder at any time
    ---------------
and from time to time beginning the issue date above for a term of five (5) years.

3.  Method of Exercise; Payment
    ---------------------------

a.  Cash Exercise.  The Holder may exercise this Warrant in whole or in part, by
    -------------
surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the
---------
payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate purchase price of the shares of common stock being purchased.

b.  Net Issue Exercise.  In lieu of exercising this Warrant with cash, the
    ------------------
Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrendering this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of common stock computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                         A

     where:

            X  =  the number of share of common stock to be issued to the
                  Holder;

            Y  =  the number of share of common stock purchasable under this
                  Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation);

            A  =  the Fair Market Value (as defined below) of a share of common
                  (at the date of such calculation); and

            B  =  the Exercise Price (on the date of such calculation).

c.  Fair Market Value.  The "Fair Market Value" of a share of common stock shall
    -----------------
be as follows:

i. if the Company's common stock is traded on an exchange or is quoted on the Nasdaq National Market, the closing price of the business day immediately preceding the exercise date; or

ii.  otherwise, as determined in good faith by the Company's board of directors.

d.  Stock Certificates.  In the event the Holder exercises any of the rights
    ------------------
represented by this Warrant to purchase the Company's common stock, the Company shall deliver to the Holder certificates representing such shares within a reasonable time and, unless the Holder has fully exercised this Warrant or the Warrant has expired, a new warrant representing the remaining shares underlying this Warrant.

4.  Reservation of Shares.  The Company covenants and agrees that all shares of
    ---------------------
common stock which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive rights of any shareholder and free from all taxes, liens and charges created by the Company with respect to the issue thereof. During the period within which the Holder may exercise this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant.

5.  Adjustment of Exercise Price and Number of Shares.  The number and kind of
    -------------------------------------------------
securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

a.  Reclassification or Merger.  In case of any reclassification, change or
    --------------------------
conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or in case of any merger of the Company with or into another company (other than (i) a merger effected solely for the purpose of changing the Company's jurisdiction of incorporation or (ii) a merger with another company in which the Company is the acquiring and surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing company, as the case may be, shall duly execute and deliver to the Holder a new warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the common stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of common stock under this Warrant. Such new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this section. The provisions of this subparagraph
(a) shall similarly apply to successive reclassifications, changes, mergers, consolidations and transfers.

b.  Combination or Subdivision of Shares.  If the Company at any time while this
    ------------------------------------
Warrant remains outstanding and unexpired shall combine its outstanding shares of common stock, the number of shares purchasable shall be proportionally decreased and the Exercise Price proportionally increased effective concurrently with such combination. In the case of a subdivision, the number of shares purchasable shall be proportionally increased and the Exercise Price proportionally decreased effective concurrently with such subdivision.

c.  Stock Dividends.  If the Company at any time while this Warrant is
    ---------------
outstanding and unexpired shall pay a dividend with respect to common stock in common stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of common stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of common stock outstanding immediately after such dividend or distribution.

6.  Fractional Shares.  No fractional shares will be issued in connection with
    -----------------
any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7.  Compliance with Securities Law.  The Holder, by acceptance hereof, agrees
    ------------------------------
that the Holder is acquiring this Warrant, and the shares of common stock to be issued upon exercise hereof, for investment and will not offer, sell or otherwise dispose of this Warrant, or any shares of common stock to be issued upon exercise hereof, except under circumstances which will not result in a violation of the Securities Act of 1933 (the "Securities Act"). Upon exercise of this Warrant, unless the shares being acquired are registered under the Securities Act or an exemption from such registration is available, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to
                                                                   ----------
Exhibit A hereto, that the common stock so acquired are being acquired for
---------
investment and not with a view towards distribution or resale. This Warrant and all shares of common stock issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

8.  Transferability.  Subject to compliance with applicable federal and state
    ---------------
securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed.

9.  Rights as Shareholders.  No Holder, solely as such, shall be entitled to
    ----------------------
vote or receive dividends or be deemed a shareholder of the Company.

10.  Modification and Waiver.  This Warrant and any provision hereof may be
     -----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11.  Notices of Change.
     -----------------

a. Promptly upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

b. The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

12.  Transfer Books.  The Company will at no time close its transfer books
     --------------
against the transfer of this Warrant or of any shares of common stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

13.  Loss, Theft, Destruction, or Mutilation.  The Company represents and
     ---------------------------------------
warrants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at the Holder's expense, will make and deliver a new warrant of like tenor in lieu of the lost, stolen, destroyed or mutilated Warrant.

14.  Notices.  Any notice, request, communication or other document required or
     -------
permitted to be given or delivered to the Holder or the Company shall be delivered via overnight courier by certified or registered mail, postage prepaid, to the Holder's address as shown on the books of the Company or to the Company at the address indicated on the signature page of this Warrant.

15.  Binding Effect on Successors.  Except as otherwise set forth herein, this
     ----------------------------
Warrant shall be binding upon any company succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

16.  Descriptive Headings.  The descriptive headings of the several paragraphs
     --------------------
of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

17.  Governing Law.  This Warrant shall be construed and enforced in accordance
     -------------
with, and the rights of the parties shall be governed by, the laws of the State of New York.

18.  Acceptance.  Receipt of this Warrant by the holder hereof shall constitute
     ----------
acceptance of and agreement to the foregoing terms and conditions.


                                        LinkShare Corporation
                                        215 Park Avenue South
                                        8th Floor
                                        New York, NY 10003


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT A
                                   ---------

                               NOTICE OF EXERCISE
                               ------------------

TO:  LinkShare Corporation

       1. The undersigned hereby elects to purchase __________ shares of common stock of LinkShare Corporation pursuant to the terms of the attached Warrant.

       2.  Method of Exercise (Please initial the applicable blank.):

       ______The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

       ______The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of the Warrant.

       3. Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:


       --------------------------------
       (Name)

       --------------------------------

       --------------------------------

       --------------------------------
       (Address)

       4. The undersigned hereby represents and warrants that the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to or for resale in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares. The undersigned hereby delivers an Investment Representation Statement in the form attached to the Warrant as
Schedule 1 to Exhibit A.
----------    ---------


Date:                                   By:
     ------------------------                 ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------
                                              (if applicable)

                                   Schedule 1
                                   ----------

                      INVESTMENT REPRESENTATION STATEMENT
                      -----------------------------------


Purchaser:
            ---------------------------

Security:   Common stock

Amount:
            ---------------------------
Date:
            ---------------------------

       In connection with the purchase of the above-listed shares of common stock (the "Securities"), the undersigned (the "Purchaser") represents to LinkShare Corporation (the "Company") as follows:

       (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

       (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

       (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

       (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

       (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

       (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                        PURCHASER


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------
                                                        (if applicable)